UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2023 (September 15, 2023)
Corebridge Financial, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41504			95-4715639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)			(IRS Employer Identification No.)

	2919 Allen Parkway, Woodson Tower
	Houston,	Texas	77019
	(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: 1-877-375-2422
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 15, 2023, Corebridge Financial, Inc. (“Corebridge”), issued and sold $500,000,000 aggregate principal amount of its 6.050% Senior Notes due 2033 (the “Notes”). Corebridge used the net proceeds of the issuance of the Notes and cash on hand to repay $500,000,000 of the $1.5 billion aggregate principal amount currently drawn under Corebridge’s 3-Year Delayed Draw Term Loan Agreement, dated as of February 25, 2022, among Corebridge, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The following documents relating to the sale of the Notes are filed as exhibits to this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference:
•Indenture, dated April 5, 2022, between Corebridge and The Bank of New York Mellon, as Trustee;
•Seventh Supplemental Indenture, dated September 15, 2023, between Corebridge and The Bank of New York Mellon, as Trustee, relating to the Notes;
•Form of the Notes.
Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

4.1
Indenture, dated April 5, 2022, between Corebridge and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.2 to Corebridge Financial, Inc.’s Registration Statement on Form S-1, filed on September 12, 2022 (File No. 333-263898).

4.2	Seventh Supplemental Indenture, dated September 15, 2023, between Corebridge and The Bank of New York Mellon, as Trustee, relating to the Notes.
4.3	Form of the Notes (included in Exhibit 4.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corebridge Financial, Inc.

Date:	September 15, 2023	By:	/s/ Christina Banthin
			Name:	Christina Banthin
			Title:	Chief Corporate Counsel and Corporate Secretary